Exhibit 10.4

AMENDMENT AGREEMENT

AMERICAN REBEL HOLDINGS, INC.

and

CHRISTOPHER ANDREW CREWS

August 5, 2024

AMENDMENT AGREEMENT

I

PARTIES

THIS AMENDMENT AGREEMENT (the “Amendment”) is entered into effective as of the __5th__ day of August, 2024 (the “Effective Date”), by and between AMERICAN REBEL HOLDINGS, INC., a Nevada corporation (“AREB”) with an address of 5115 Maryland Way, Ste. 303, Brentwood, Tennessee 37027 for purposes of notice hereunder; and, CHRISTOPHER ANDREW CREWS, an individual (“Crews”), with an address of 2008 Freda Lane, Cardiff, CA 92007 for purposes of notice hereunder. AREB and Crews are sometimes referred to collectively herein as the “Parties”, and each individually as a “Party”.

II

RECITALS

A.	AREB and Crews are parties to that certain Revenue Interest Purchase Agreement, dated as of 09 April 2024 (the “Purchase Agreement”). Capitalized terms not defined herein shall have the same meaning as set forth in the Purchase Agreement.

B.	Pursuant to the Purchase Agreement, Crews purchased from AREB a continuing interest in the total of all revenue and other payments generated and otherwise received by AREB and the Subsidiaries.

C.	The Parties continue to agree to treat the Purchase Agreement and the Revenue Interest as a “security”, as that term is commonly defined under the applicable rules and regulations of the Securities Act of 1933, as amended from time-to-time (the “Securities Act”).

D.	The Parties have agreed to amend the Purchase Agreement will as provided herein, and have the Purchase Agreement continue in full force and effect, subject to the revised terms and conditions herein.

E.	NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

III

AMENDED AND NEW COVENANTS; CONFIRMATION OF OBLIGATIONS

3.1 Amended Provisions. The Purchase Agreement is amended as follows as of the Effective Date:

3.1.1. Section 2.4. Section 2.4 of the Purchase Agreement is hereby amended in its entirety to read as follows:

Revenue Interest. Commencing on 01 October 2024 (the “Commencement Date”) and continuing thereafter until all amounts due and payable in accordance with Section 3.1 are repaid (the “Pay-out Period”), AREB shall pay to Crews Ten Thousand Dollars ($10,000) per calendar month from the monthly Collected Revenue, with the first payment to be paid on or before the 05 November 2024, and continuing thereafter on or before the fifth day of each succeeding month during the Pay-out Period. However, no such payment shall be due for the month in which the last payment of the Repurchase Price is tendered hereunder.

3.1.2. Section 3.1. Section 3.1 of the Purchase Agreement is hereby amended in its entirety to read as follows:

Repurchase Price. The price to be paid for the exercise of an option under this Article III (the “Repurchase Price”) shall be equal to: (i) during the period starting on the Effective Date and ending on 30 September 2024 (the “Initial Period”), One Hundred Eighty-Seven Thousand Five Hundred Dollars ($187,500); and, (ii) starting on the Commencement Date and throughout the Pay-out Period, Two Hundred Two Thousand Five Hundred Dollars ($202,500), referred to herein as the “Increased Amount”.

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3.2 Absence of Certain Rights. Each Party hereby acknowledges and agrees that as of the Effective Date, (i) no amounts, other than amounts otherwise due hereunder, are due and owing by AREB to Crews under the Purchase Agreement; and, (ii) AREB has no right of offset, defense, or counterclaim under the Purchase Agreement.

3.3 Continued Effectiveness. Except as otherwise expressly set forth in this Amendment, the terms of the Purchase Agreement remain unchanged, and the Purchase Agreement shall remain in full force and effect, and is hereby confirmed and ratified. Except as otherwise expressly provided herein, this Amendment will not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Purchase Agreement; (ii) a waiver of any of rights or remedies under the Purchase Agreement, at law or in equity; or, (iii) to prejudice any right or rights which the Parties may now have or may have in the future under or in connection with the Purchase Agreement or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented, or otherwise modified from time-to-time.

3.4 No Waiver of Future Events of Defaults. Upon entering into this Amendment, Crews hereby waives all Events of Default, known or unknown to Crews, by AREB prior to the Effective Date. Thereafter, no such waiver of any kind shall be inferred or actual.

3.5 No Waiver; Course of Dealing. No failure by any Party to insist on the strict performance of any covenant, duty, agreement, or condition of the Purchase Agreement or to exercise any right or remedy on an Event of Default shall constitute a waiver of any such breach or of any other covenant, duty, agreement, or condition. Further, Except as expressly provided herein, the execution and delivery of this Amendment shall not: (a) constitute an extension, modification, or waiver of any aspect of the Purchase Agreement; (b) give rise to any obligation on the part of Crews to extend, modify, or waive any term or condition of the Purchase Agreement; (c) give rise to any defenses or counterclaims to the right of Crews to compel payment or to otherwise enforce its rights and remedies under the Purchase Agreement; or, (d) establish a custom or course of dealing between or among AREB and Crews. Except as expressly limited herein, Crews hereby expressly reserves all of its rights and remedies under the Purchase Agreement and under applicable law.

3.6 Breach. A breach of this Amendment shall be deemed to be an Event of Default under the Purchase Agreement, entitling the damaged Party to all remedies available under the Purchase Agreement.

3.7 Conflicting Terms. In the event of any conflict or inconsistency between this Amendment and the Purchase Agreement, the terms of this Amendment shall expressly control.

IV

REPRESENTATIONS AND WARRANTIES OF AREB

AREB represents and warrants to Crews that the representations and warranties contained in this Article IV are true, correct, and complete as of the Effective Date and the Closing Date, except as otherwise expressly provided for to the contrary herein:

4.1 Organization. AREB is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. AREB is not violation or default of any of the provisions of its Certificate or Articles of Incorporation, Bylaws, or other organizational or charter documents. AREB is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any of the Amendment Documents; or, (ii) a material adverse effect on the ability of AREB to perform in any material respect on a timely basis its obligations under any of the Amendment Documents, and no proceeding of any kind has been instituted in any such jurisdiction revoking, limiting, or curtailing or seeking to revoke, limit, or curtail such power and authority or qualification.

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4.2 Execution and Performance of Amendment. AREB has the requisite right, corporate power, authority, and capacity to enter into, execute, deliver, perform, and carry out the terms and conditions of this Amendment and (i) each of the Amendment Documents; and, (ii) each of the other instruments and agreements to be executed and delivered by AREB in connection with this Amendment, as well as all transactions contemplated hereunder. All requisite corporate proceedings have been taken and AREB has obtained all approvals, consents, and authorizations necessary to authorize the execution, delivery, and performance by AREB of this Amendment, and each of the Amendment Documents to which it is a party. This Amendment has been duly and validly executed and delivered by AREB and constitutes the valid, binding, and enforceable obligation of AREB, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditor’s rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law.

4.3 Effect of Amendment. The consummation by AREB of the transactions herein contemplated, including the execution, delivery and consummation of this Amendment and the Amendment Documents to which it is a party, will not:

(a) Violate any judgment, statute, law, code, act, order, writ, rule, ordinance, regulation, governmental consent or governmental requirement, or determination or decree of any arbitrator, court, or other governmental agency or administrative body, which now or at any time hereafter may be applicable to and enforceable against the relevant party, work, or activity in question or any part thereof (collectively, “Requirement of Law”) applicable to or binding upon AREB;

(b) Violate (i) the terms of the Articles of Incorporation or Bylaws of AREB; or, (ii) any material agreement, contract, mortgage, indenture, bond, bill, note, or other material instrument or writing binding upon AREB or to which AREB is subject; or

(c) Result in the breach of, constitute a default under, constitute an event which with notice or lapse of time, or both, would become a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the assets of AREB under any agreement, commitment, contract (written or oral) or other instrument to which AREB is a party, or by which any of its assets are bound or affected.

4.4 No Consents. AREB is not required to obtain any consent from, authorization or order of, or make any filing or registration with any court, governmental agency or any regulatory or self-regulatory agency or any other person in order for it to execute, deliver, or perform any of its respective obligations under or contemplated by this Amendment or any Exchange Document, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which AREB is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the Closing Date.

4.5 SEC Documents; Financial Statements. During the two (2) years prior to the Effective Date, AREB has filed all reports, schedules, forms, statements and other documents required to be filed by it with the US Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Exchange Act of 1934, as amended from time-to-time (the “Exchange Act”). All of the foregoing filed prior to the Effective Date, including without limitation, Current Reports on Form 8-K and all exhibits and appendices included therein (other than Exhibits 99.1 to Form 8-K) and notes and schedules thereto and documents incorporated by reference therein (specifically excluding all financial statements, references and disclosures from all such filings with the SEC) are collectively referred to herein as the “SEC Documents”. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No other information provided by or on behalf of AREB to Crews which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made.

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4.6 No Undisclosed Events, Liabilities, Developments, or Circumstances. Except as set forth in the SEC Documents, no event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to AREB, any of its subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by AREB under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by AREB of its common stock and which has not been publicly announced; or, (ii) would reasonably be expected to have a material adverse effect on AREB.

4.7 Litigation. Except as disclosed in the SEC Documents, there is no action, suit, arbitration, proceeding, inquiry or investigation before or by any court, public board, other governmental entity, self-regulatory organization or body pending or, to the knowledge of AREB, threatened against or affecting AREB or any of its subsidiaries, AREB common Stock or any of AREB’s or its Subsidiaries’ officers or directors that would reasonably be expected to have a material adverse effect on AREB or its subsidiaries, whether of a civil or criminal nature or otherwise, in their capacities as such, except as disclosed in the SEC Documents. Without limitation of the foregoing, there has not been, and to the knowledge of AREB, there is not pending or contemplated, any investigation by the SEC involving AREB, any of its subsidiaries or any current or former director or officer of AREB or any of its subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by AREB under the Securities Act or the Exchange Act. Neither AREB nor any of its subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any governmental entity.

4.8 Disclosure. AREB confirms that neither it nor any other person acting on its behalf has provided Crews or its agents or counsel with any information that constitutes or would reasonably be expected to constitute material, non-public information concerning AREB or any of its subsidiaries, other than the existence of the transactions contemplated by this Amendment and the other Amendment Documents.

4.9 Reliance. AREB recognizes, understands, and agrees that Crews will be relying on the full accuracy of the above representations, warranties, covenants, and agreements in effectuating the transactions contemplated hereunder.

V

REPRESENTATIONS AND WARRANTIES OF CREWS

Crews represents and warrants to AREB that the representations and warranties contained in this Article V are true, correct, and complete as of the Effective Date and the Closing Date, except as otherwise expressly provided for to the contrary herein:

5.1 Residency. Crews is an individual residing in the State of California, with the requisite power and authority to own and use his properties and assets and to carry on his business as currently conducted.

5.2 Execution and Performance of Agreement. Crews has the requisite right, power, authority, and capacity to enter into, execute, deliver, perform, and carry out the terms and conditions of this Agreement and (i) each of the Exchange Documents; and, (ii) each of the other instruments and agreements to be executed and delivered by Crews in connection with this Agreement, as well as all transactions contemplated hereunder. All requisite proceedings have been taken and Crews has obtained all approvals, consents, and authorizations necessary to authorize the execution, delivery, and performance by Crews of this Agreement, and each of the Exchange Documents to which it is a party. This Agreement has been duly and validly executed and delivered by Crews and constitutes the valid, binding, and enforceable obligation of Crews, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditor’s rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law.

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5.3 Effect of Amendment. As of the Closing, the consummation by Crews of the transactions herein contemplated, including the execution, delivery and consummation of this Agreement, will not:

(a) Violate any Requirement of Law applicable to or binding upon Crews; or

(b) Violate the terms of any material agreement, contract, mortgage, indenture, bond, bill, note, or other material instrument or writing binding upon Crews or to which Crews is subject.

5.4 Reliance. Crews recognizes, understands, and agrees that AREB will be relying on the full accuracy of the above representations, warranties, covenants, and agreements in effectuating the transactions contemplated hereunder.

VI

CLOSING

6.1 Closing. Provided that no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, this Amendment or the consummation of the transactions contemplated hereunder (the “Closing”) shall take place via the electronic exchange of documents, securities and signatures, no later than two business days after the Effective Date or at such other time and place as AREB and Crews mutually agree (the “Closing Date”).

6.2 Obligations of AREB. At the Closing, AREB shall deliver or cause to be delivered to Crews:

(a) An executed version of this Amendment;

(b) Executed versions of all additional documents reasonably required to affect the transactions envisioned (collectively, the “Amendment Documents”); and

(c) All other documents reasonably requested of AREB in order to facilitate the transactions envisioned hereunder.

6.3 Obligations of Crews. At the Closing, Crews shall deliver or cause to be delivered to AREB:

(a) An executed version of this Amendment;

(b) Executed versions of all additional Amendment Documents; and

(c) All other documents reasonably requested of Crews in order to facilitate the transactions envisioned hereunder.

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VII

POST-CLOSING COVENANTS

7.1 Survival of Representations. All of the covenants, agreements, representations, and warranties made by each Party, or pursuant hereto or in connection with the transactions contemplated hereby, shall survive the Closing for a period of two (2) years.

7.2 Expenses. Except as otherwise expressly provided herein, each Party will pay their own respective costs and expenses in connection with the negotiation, preparation, execution, and delivery of this Amendment and the consummation of the transactions contemplated hereby.

7.3 Taxes. Crews and AREB shall bear the responsibility for their respective taxes, if any, arising out of the consummation of the transactions contemplated herein and for the filing of all necessary tax returns and reports with respect to such taxes.

7.4 Non-Circumvention. AREB hereby covenants and agrees that it will not, by amendment of its Articles of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Amendment, and will at all times in good faith carry out all the provisions of this Amendment and take all action as may be required to protect the rights of Crews hereunder.

7.5 8-K Filing. On or before four (4) business days following the Closing Date, AREB shall file with the SEC a current report on Form 8-K disclosing this Amendment, the transactions envisioned hereunder, and all other information required under the Exchange Act.

7.6 Reformation and Severability. In the event any state, federal, or local law or regulation, now existing or enacted in the future, is interpreted by judicial decision, or a regulatory agency in such a manner as to indicate that the structure of this Amendment may be in violation of such laws or regulations, the Parties shall amend and reform this Amendment to the minimum extent necessary to preserve the underlying economic and financial arrangements between the Parties.

7.7 Independent Legal Counsel. The Parties to this Amendment warrant, represent, and agree that in executing this Amendment, each has done so with full knowledge of the rights each may have with respect to the other Party, and that each has received, or has had the opportunity to receive, independent legal advice as to these rights. Each of the Parties has executed this Amendment with full knowledge of these rights, and under no fraud, duress, or undue influence.

VIII

ADDITIONAL PROVISIONS

The Parties hereby expressly agree to be bound by the provisions of Article 7 of the Purchase Agreement, and that such provisions are incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.

IX

EXECUTION

IN WITNESS WHEREOF, this Amendment has been duly executed by the Parties and shall be effective as of and on the Effective Date. Each of the undersigned Parties hereby represents and warrants that it (i) has the requisite power and authority to enter into and carry out the terms and conditions of this Amendment, as well as all transactions contemplated hereunder; and, (ii) it is duly authorized and empowered to execute and deliver this Agreement.

[EXECUTION AND SIGNATURES APPEAR ON NEXT PAGE]

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AREB:		CREW:

AMERICAN REBEL HOLDINGS, INC.,
a Nevada corporation		/s/ Christopher Andrew Crews
CHRISTOPHER ANDREW CREWS

BY:	/s/ Charles A. Ross, Jr.	DATED:	7.30.24

NAME:	Charles A. Ross, Jr.

TITLE:	CEO

DATED:	8/5/2024

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